EXHIBIT 23.5

CONSENT OF KLH CONSULTING

INDEPENDENT PROFESSIONAL PETROLEUM ENGINEER

I consent to the incorporation by reference in this Amendment No. 2 to Registration Statement on Form S-3/A (File No. 333-178176) of Legend Oil and Gas, Ltd. of my report dated May 19, 2011 and updated January 4, 2012 (effective as of December 31, 2010).

/s/ Kenton L. Hupp
Licensed Petroleum Engineer

Wichita, Kansas

February 22, 2012